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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the inclusion in the Prospectus of this Amendment No. 1 to the Registration Statement on Form SB-2 (No. 333-68862) of our report, dated July 11, 2001, related to the financial statements of Pro Elite, Inc. as of February 28, 2001 and for the year then ended, which report includes an explanatory paragraph concerning the Company's ability to continue as a going concern. We also consent to the related reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.



                                                       J.H. COHN LLP


Roseland, New Jersey
December 19, 2001